Exhibit 99.1

William Farley

2368 Second

Ave. 3rd Floor

San Diego, CA 92101

March 21, 2013

Thomas Ronk

President & Director

Casablanca Mining

Ltd. 2368 Second Ave.

3rd Floor

San Diego, CA 92101

Dear Tom:

It is with regret that I tender my resignation from the Casablanca Mining Ltd. Board of Directors, effective immediately.

I am grateful for having had the opportunity to serve on the board of this organization for the past year and a half, and I offer my best wishes for its continued success.

Sincerely,

William Farley Director